Exhibit 23.4

Consent of Stephens Inc.

We hereby consent to the use of our opinion letter dated November 4, 2016 to the Board of Directors of Home BancShares, Inc. included as Appendix B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Giant Holdings, Inc. with and into Home BancShares, Inc. and to the references to our firm and to such opinion contained therein. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

STEPHENS INC.

By: /s/ Jay Brogdon
Title: Senior Vice President

January 4, 2017

Little Rock, Arkansas